EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Catalina Lighting, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23900, 33-33292, 33-62378 and 33-94016 of Catalina Lighting, Inc. on Form S-8
of our report dated December 2, 1997 appearing in this Annual Report on Form 10-K of Catalina Lighting, Inc. for the year ended September 30, 1997.

/s/ Deloitte & Touche LLP
Miami, Florida
December 24, 1997